EMPLOYMENT AGREEMENT


     This Employment Agreement is entered into as of October 1, 2005, between ALLAN McLENNAN ("Executive") and RENTRAK CORPORATION, an Oregon corporation ("Corporation").

1.   SERVICES

     1.1 Employment Position. Corporation agrees to employ Executive as President of Corporation's Information Division, and Executive accepts such employment, under the terms and conditions of this Agreement. Executive also agrees to serve, if elected, without separate compensation, as an officer and/or director of any subsidiary or affiliate of Corporation. Corporation represents to Executive that it currently has and will maintain directors and officers liability insurance.

     1.2 Term; At-Will Employment Relationship. The term of this Agreement (the "Term") will commence on October 1, 2005, and will expire October 31, 2006. Notwithstanding the foregoing, (a) in the event of a Change in Control of Corporation, as defined in Section 7 of this Agreement, during the Term of this Agreement, the Term will automatically be extended to December 31 of the second calendar year following the year in which the Change in Control occurs; and (b) the parties acknowledge that Executive will be an at-will employee of Corporation and nothing in this Agreement will limit the right of Corporation or Executive to terminate this Agreement at any time for any reason or for no reason, subject to the provisions of this Agreement describing the compensation payable, if any, in connection with such a termination of employment.

     1.3 Duties. For the period from October 1, 2005, through October 31, 2005, Executive will be a part-time employee of Corporation with such duties as are assigned by Corporation's Chief Executive Officer. During the remaining portion of the Term, Executive will serve in a full-time executive capacity as President of Corporation's Information Division. Executive will report directly to Corporation's Chief Executive Officer. Executive will be responsible for management of the Information Division and such other or different duties on behalf of Corporation as may be assigned from time to time by Corporation's Chief Executive Officer or Board of Directors (the "Board"). Executive will do such traveling as may be required in the performance of his duties under this Agreement.

     1.4 Outside Activities. Except as provided in Section 1.3 with respect to the initial part-time engagement and except as expressly approved by
Corporation's Chief Executive Officer, during his employment under this Agreement, Executive will devote his full business time, energies, and attention to the business and affairs of Corporation, and to the promotion and advancement of its interests. Executive will perform his services faithfully, competently, and to the best of his abilities and, except as expressly approved by Corporation's Chief Executive Officer, will not engage in professional or personal business activities that may require an appreciable portion of Executive's time or effort to the detriment of Corporation's business.

     1.5 Application of Corporate Policies. Executive will, except as otherwise provided in this Agreement, be subject to Corporation's rules, practices, and policies applicable generally


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EMPLOYMENT AGREEMENT
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to  Corporation's  senior  executive  employees,  assuch rules,  practices,  and policies may be revised from time to time by the Board.

2.   COMPENSATION AND EXPENSES

     2.1 Base Salary. As compensation for services under this Agreement, Corporation will pay to Executive a base salary of $275,000 per year, payable in a manner consistent with Corporation's payroll practices for management employees, as such practices may be revised from time to time. Effective April 1, 2006, Corporation's Compensation Committee (the "Committee") will review Executive's performance, the performance of Corporation, and Corporation's economic prospects for the coming fiscal year, and will consider in its sole discretion whether to increase (but will not decrease) the base salary payable to Executive.

     2.2 Bonus Compensation.

          2.2.1 General. Executive will participate, together with Corporation's other senior executives, in Corporation's Annual Incentive Compensation Plan under which Executive will be assigned predetermined incentive target levels and performance criteria and factors established in the discretion of the Committee and will have the opportunity to receive bonus compensation based on such criteria.

          2.2.2 Bonus Pool Program. Executive's Information Division business unit "Report Card" parameters and "Personal Expectation" performance parameters for the fiscal year ending March 31, 2006 ("Fiscal 2006") will be prepared by Corporation and reviewed with Executive not later than November 30, 2005. Executive's initial targeted bonus for Fiscal 2005 will be $40,000. As soon as practicable after March 31, 2006, the Committee will determine the bonus pool for Corporation's senior executives for Fiscal 2005, and evaluate the extent to which Executive and other senior executives have met their respective Report Card and Personal Expectation parameters for Fiscal 2005, and, based on the extent to which such parameters have been accomplished, (a) determine which senior executives will participate in the bonus pool for Fiscal 2006 and (b) determine the allocation of the bonus pool among the participating senior executives. Notwithstanding the foregoing, recognizing that, during his first year, Executive will likely spend more time than in subsequent years on overall orientation, establishing internal relationships, organizing the Information Division and his management team, etc., $20,000 of the target bonus for Fiscal 2006 is guaranteed to be paid to Executive. Executive will not be eligible to receive any portion of the bonus pool (including any guaranteed portion) for Fiscal 2005 unless Executive remains an employee of Corporation through March 31, 2006. Executive will be entitled to participate in Corporation's Bonus Pool Program for subsequent fiscal years during which Executive remains employed by Corporation based on similar performance parameters as approved by Corporation.

          2.2.3 Signing Bonus. Corporation will pay Executive a signing bonus in the amount of $10,000 (subject to applicable withholding and payroll taxes) in its first payroll period following Executive's commencement of full time employment with Corporation (providing this Agreement has been executed). Executive agrees to repay

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EMPLOYMENT AGREEMENT
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     the full  $10,000  signing  bonus to  Corporation  in the  event  Executive voluntarily terminates his employment with Corporation for any reason on or before October 31, 2006.

          2.2.4 Information Division Performance Incentive. In the event that operating income for the Information Division for the fiscal year ending March 31, 2006, exceeds $4,542,500 (115% of $3,950,000 (the "Projected
     Amount") projected by Corporation for such fiscal year), Corporation will pay Executive an Information Division Performance Incentive Bonus (in addition to the other bonus amounts described in this Section 2.2.4) equal to 15% of the excess of the operating income for such fiscal year over the Projected Amount. Such Incentive payment will be payable in a single lump sum payment (subject to applicable withholding and payroll taxes) as soon as practicable after the operating income for the Information Division for the fiscal year is determined by Corporation. Executive will not be eligible to receive any portion of the Information Division Performance Incentive for such fiscal year unless Executive remains an employee of Corporation through March 31, 2006.

     2.3 Equity-Based or Other Long-Term Incentive Compensation.

          2.3.1 General. Executive will participate, together with Corporation's other senior executives, in Corporation's 2005 Stock Incentive Plan (the "Plan"). Executive will be granted options to purchase shares of Corporation's common stock and/or other equity-based awards under the Plan, or under another long-term incentive compensation plan that may be developed by Corporation for its senior executives, at the times and in the amounts determined by the Committee. All awards will be subject to the provisions of the Plan or such other long-term plan.

          2.3.2 Initial Grant. Effective as of October 3, 2005, Corporation will grant Executive a nonqualified stock option under the Plan for 75,000 shares with an option price equal to the Fair Market Value (as defined in the Plan) of a share of Corporation's common stock on such date. The option will be subject to the terms and conditions of an Award Agreement in the form attached to this Agreement as Appendix 2.3.2.

     2.4 Additional Employee Benefits. Executive will receive an annual grant of 208 hours of credit (or such higher number of hours as are credited to Corporation's other senior executives) under Corporation's Personal Time Off
(PTO) program. Personal time off and vacation may be taken in accordance with Corporation's rules, practices, and policies applicable to Corporation's senior executive employees, as such rules, practices, and policies may be revised from time to time by the Board or the Committee. During the Term, Executive will be entitled to any other employee benefits approved by the Board or the Committee, or available to officers and other management employees generally, including any life and medical insurance plans, 401(k) and other similar plans, and health and welfare plans, each whether now existing or hereafter approved by the Board or the Committee ("Benefit Plans"). The foregoing will not be construed to require Corporation to establish any such plans or to prevent Corporation from modifying or terminating any such Benefit Plans.

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EMPLOYMENT AGREEMENT

     2.5   Expenses.   Subject  to  review  and  approval  by  the  chairman  of
Corporation's audit committee, Corporation will reimburse Executive for reasonable expenses actually incurred by Executive in connection with the business of Corporation. Executive will submit to Corporation such substantiation for such expenses as may be reasonably required by Corporation.

     2.6 Relocation. The parties are targeting January 1, 2006 as the date by which Executive's relocation to Portland will be completed. To simplify the relocation process and fully enable Executive to manage his move from the Bay Area to the Portland area in a manner best suited to his needs, Rentrak will provide Executive with a lump sum payment of $43,000. This payment is designed to cover all out-of-pocket expenses related to the movement and transportation of his personal property, as well as any other relocation expenses not covered by this agreement. During the relocation process, Corporation will pay or reimburse Executive for reasonable transportation and interim housing expenses as approved by Corporation.

3.   CONFIDENTIAL INFORMATION

     3.1 Definition. "Confidential Information" is all nonpublic information relating to Corporation or its business that is disclosed to Executive, that Executive produces, or that Executive otherwise obtains during employment. Confidential Information also includes information received from third parties that Corporation has agreed to treat as confidential. Examples of Confidential Information include, without limitation, marketing plans, customer lists or other customer information, product design and manufacturing information, and financial information. Confidential Information does not include any information that (i) is within the public domain other than as a result of disclosure by Executive in violation of this Agreement, (ii) was, on or before the date of disclosure to Executive, already known by Executive, or (iii) Executive is required to disclose in any governmental, administrative, judicial, or quasi-judicial proceeding, but only to the extent that Executive is so required to disclose and provided that Executive takes reasonable steps to request confidential treatment of such information in such proceeding.

     3.2 Access to Information. Executive acknowledges that in the course of his employment he has had and will have access to Confidential Information, that such information is a valuable asset of Corporation, and that its disclosure or unauthorized use will cause Corporation substantial harm.

     3.3 Ownership. Executive acknowledges that all Confidential Information will continue to be the exclusive property of Corporation (or the third party that disclosed it to Corporation), whether or not prepared in whole or in part by Executive and whether or not disclosed to Executive or entrusted to his custody in connection with his employment by Corporation.

     3.4 Nondisclosure and Nonuse. Unless authorized or instructed in advance in writing by Corporation, or required by law (as determined by licensed legal counsel), Executive will not, except as required in the course of Corporation's business, during or after his employment, disclose to others or use any Confidential Information, unless and until, and then only to the extent that, such items become available to the public through no fault of Executive.

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EMPLOYMENT AGREEMENT
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     3.5 Return of Confidential Information.  Upon request by Corporation during or after his employment, and without request upon termination of employment pursuant to this Agreement, Executive will deliver immediately to Corporation
all  written,   stored,   saved,  or  otherwise  tangible  materials  containing
Confidential Information without retaining any excerpts or copies.

     3.6 Duration. The obligations set forth in this Section 3 will continue beyond the term of employment of Executive by Corporation and for so long as Executive possesses Confidential Information or, if earlier, until 18 months following termination of Executive's employment for any reason.

4.   NONCOMPETITION

     4.1 Competitive Entity. For purposes of this Agreement, a Competitive Entity is any firm, corporation, partnership, limited liability company, business trust, or other entity that is engaged in the development, distribution, sale, or servicing of analytical software and/or the analysis of market information relating to all or any of the following (a "Software Related Activity"):

               (a) The wholesale and/or revenue sharing physical or electronic distribution of home entertainment software in any media, including without limitation video cassettes, DVDs, and Video On-Demand ("Entertainment Software");

               (b) The fulfillment, warehouse, or distributing business in connection with the Entertainment Software industry;

               (c) The collection, aggregation, tracking, and dissemination of market information and data (such as sales, marketing, inventory, occurrence, expenditure, and advertising data) related to consumer activity in connection with the Entertainment Software industry; or

               (d)  The  delivery  of   technological   intelligence,   industry
          analysis, and strategic and tactical guidance with respect to consumer activity in connection with the Entertainment Software industry.

Furthermore, a Competitive Entity includes any business directly competitive with a business then engaged in by Corporation or identified in Corporation's three-year business plan that is related to a Software Related Activity of Corporation.

     4.2 Covenant. During the Term of and for a period ending on the last day of the applicable Noncompete Period described in Section 5.7, Executive will not, within any geographical area where Corporation engages in business:

               (a) Directly or indirectly, alone or with any individual, partnership, limited liability company, corporation, or other entity, become associated with, render services to, invest in, represent, advise, or otherwise participate in any Competitive Entity; provided, however, that nothing contained in this Section 4.1

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EMPLOYMENT AGREEMENT
          will prevent Executive from owning less than 5 percent of any class of equity or debt securities listed on a national securities exchange or market, provided such involvement is solely as a passive investor;

               (b) Solicit any business on behalf of a Competitive Entity from any individual, firm, partnership, corporation, or other entity that is a customer of Corporation during the 12 months immediately preceding the date Executive's employment with Corporation is terminated; or

               (c) Employ or otherwise engage, or offer to employ for Executive or any other person, entity, or corporation, the services or employment of any person who has been an employee, sales representative, or agent of Corporation during the 12 months preceding the date Executive's employment with Corporation is terminated.

For purposes of this Section 4, "Corporation" means Corporation and its subsidiaries (whether now existing or subsequently created) and their successors and assigns.

     4.3 Severability; Reform of Covenant. If, in any judicial proceeding, a court refuses to enforce this covenant not to compete because it covers too extensive a geographic area or is too long in its duration, the parties intend that it be reformed and enforced to the maximum extent permitted under applicable law.

5.   TERMINATION

     Executive's employment under this Agreement may terminate as follows:

     5.1 Death. Executive's employment will terminate automatically upon the date of Executive's death.

     5.2 Disability. Corporation may, at its option, terminate Executive's employment under this Agreement upon written notice to Executive if Executive, because of physical or mental incapacity or disability, fails to perform the essential functions of his position, with reasonable accommodation, required of him under this Agreement for a continuous period of 120 days or any 180 days within any 12-month period.

     5.3 Termination by Corporation for Cause. Corporation may terminate Executive's employment under this Agreement for Cause at any time. For purposes of this Agreement, "Cause" means: (a) Executive's willful material misconduct in performance of the duties of his position with Corporation or a material breach by Executive of this Agreement, (b) Executive's willful commission of a material act of malfeasance, dishonesty, or breach of trust against Corporation or its successors that materially harms or discredits Corporation or its successors or is materially detrimental to reputation of Corporation or its successors, or (c) Executive's conviction of or a plea of nolo contendere to a felony involving moral turpitude. In all cases, Corporation will give Executive notice setting for forth in reasonable detail the specific respects in which the Corporation believes it has Cause to terminate Executive and allow Executive a reasonable opportunity to correct such conduct.

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EMPLOYMENT AGREEMENT

     5.4 Termination by Executive for Good Reason. Executive may terminate his employment with Corporation under this Agreement for "Good Reason" if Corporation has not cured the actions or circumstances which are the basis for such termination within 30 days following receipt by the Board of written notice from Executive setting forth the actions or circumstances constituting Good Reason. For purposes of this Agreement, "Good Reason" means:

               (a) Failure of Corporation to comply with the terms of this Agreement; or

               (b) The occurrence (without Executive's express written consent) of any of the following acts by Corporation or failures by Corporation to act:

                    (i) A substantial adverse alteration in the nature or status
               of   Executive's   title,   position,    duties,   or   reporting
               responsibilities as an executive of Corporation;

                    (ii) A reduction in Executive's  base salary as set forth in this Agreement;

                    (iii) The  failure by  Corporation  to  continue  to provide
               Executive with benefits and participation in Benefit Plans; or

                    (iv) The relocation of  Corporation's  executive  offices at which Executive is to provide services to a location more than 35 miles from its current location on N.E. Ambassador Place in Portland, Oregon.

     5.5 Termination by Corporation Without Cause. Corporation may terminate Executive's employment with Corporation without Cause for any reason or for no reason at any time by written notice to Executive.

     5.6 Termination by Executive Without Good Reason. Executive may terminate Executive's employment with Corporation other than for Good Reason for any other reason or for no reason at any time by written notice to the Chief Executive Officer of the Corporation.

     5.7 Applicable Noncompete Periods upon Termination. The duration of Executive's obligations under Section 4 (the "Noncompete Period") will be as follows:

          5.7.1 In the event Executive terminates his employment with Corporation for Good Reason under Section 5.4 or Corporation terminates Executive's employment with Corporation without Cause under Section 5.5, the Noncompete Period will continue so long as Executive receives Monthly Severance Payments under Section 6.2. Executive's obligations under this Agreement will terminate immediately if Corporation fails to make a Monthly Severance Payment within 15 days after it is due. For this purpose, a check for a Monthly Severance Payment mailed within such 15-day period (as evidenced by official postmark) will be deemed to be made within such 15-day period.

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EMPLOYMENT AGREEMENT
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          5.7.2 Subject to extension by  Corporation as provided  below,  in the event Executive terminates his employment with Corporation other than for Good Reason under Section 5.6 or Executive's employment with Corporation terminates due to the expiration of the Term, the Noncompete Period will be one year from the date of termination. Corporation may in its sole discretion extend the Noncompete Period for a period not to extend beyond 24 months from the date the Noncompete Period would otherwise expire by agreeing to make Monthly Severance Payments to Executive during the extended Noncompete Period. To extend the Noncompete Period, Corporation must give Executive written notice (an "Extension Notice") no later than 60 days following the date of termination, stating the elected duration of the extended Noncompete Period. The Extension Notice will constitute a binding commitment by Corporation to make Monthly Severance Payments for the full duration of the extended Noncompete Period and no further extension of the Noncompete Period will be permitted. Executive's obligations under this Agreement will terminate immediately if Corporation fails to make a Monthly Severance Payment within 15 days after it is due.

          5.7.3 In the event Corporation terminates Executive's employment for Cause, the Noncompete Period will be one year from the date of termination.

6.   COMPENSATION UPON TERMINATION

     6.1 Death or Disability. Upon termination of Executive's employment pursuant to Section 5.1 or Section 5.2 prior to the expiration of the Term, all obligations of Corporation under this Agreement will cease, except that Executive will be entitled to:

               (a)  Accrued  base  salary   through  the  date  of   Executive's
          termination of employment;

               (b) A prorated portion of the bonuses described in Section 2.2 (not less than a pro rata portion of the minimum bonus described in that Section), to the extent not previously paid; and

               (c) Other benefits under Benefit Plans to which Executive was entitled upon such termination of employment in accordance with the terms of such Benefit Plans.

     6.2   Termination   Without   Cause  or  by  Executive   for  Good  Reason.

          6.2.1 Monthly Severance Payments.

               (a) In the event that no Change in Control (as defined in Section
          7) has occurred and, prior to the expiration of the Term, Executive terminates his employment with Corporation for Good Reason under
          Section 5.4 or Corporation terminates Executive's employment with Corporation without Cause under Section 5.5, Executive will be entitled to the benefits described in Section 6.1, plus severance payments equal to 12 months multiplied by the base salary per month in effect as of the date of termination, payable in equal monthly installments (each installment, a "Monthly Severance Payment").



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          Executive  acknowledges  that the 12-month  severance  period reflects
          Executive's status as a new employee and that in the event of any new employment agreement following the Term, the severance period will be limited to six months (or, if longer, the number of whole calendar months remaining in the term of such new agreement). This provision does not require either Corporation or Executive to enter into any further employment agreement.

               (b) Corporation's obligations to pay Monthly Severance Payments under this Section 6.2.1 and to continue medical and dental insurance benefits as provided in Section 6.2.2 are expressly conditioned on (i) Executive's execution of a release (in the form attached to this Agreement as Appendix 6.2.1(b), with such modifications specifically in response to changes in applicable law as counsel for Corporation determines to be reasonably necessary or desirable to ensure effective release of all claims) of any and all claims that Executive may hold through the date such release is executed against Corporation or any of its subsidiaries or affiliates, and (ii) the expiration of any applicable revocation period specified in such release without revocation of the release by Executive.

               (c)  Monthly  Severance  Payments  will be  payable  in a  manner
          consistent  with   Corporation's   payroll  practices  for  management
          employees.

               (d) Executive will not be required to mitigate the Monthly Severance Payments pursuant to this Agreement by seeking other employment; provided however, that amounts payable by Corporation as Monthly Severance Payments will be reduced by compensation actually received by Executive from a new employer during the severance period described above.

          6.2.2 Medical and Dental Insurance Benefits. In addition to Monthly Severance Payments, subject to the execution of a release as described in
     Section 6.2.1(b), Corporation will continue to provide or will arrange to provide (at Corporation's cost) Executive with medical and dental insurance benefits substantially similar to those to which Executive was entitled as of the date of termination for a period of 12 months from date of termination or until Corporation's obligation to make Monthly Severance Payments expires, whichever is later; provided, however, that if Executive is employed with another employer and is eligible to receive medical and dental insurance benefits under another employer-provided plan, Corporation's obligation to provide the medical and dental benefits described in this paragraph will terminate automatically.

          6.2.3 Effect of Competition. Corporation's obligation to make Monthly Severance Payments and provide medical and dental insurance benefits to Executive will terminate if Executive breaches a material provision of
     Section 4.

     6.3 Termination For Cause or by Executive Without Good Reason. In the event that, prior to the expiration of the Term, Corporation terminates Executive's employment with Corporation for Cause under Section 5.3, or Executive terminates his employment with Corporation for other than Good Reason under Section 5.6, Corporation's obligations under this Agreement will cease and Executive will be entitled to that portion of his base salary and


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EMPLOYMENT AGREEMENT
employment benefits for which he is qualified as of the date of termination and Executive will not be entitled to any other compensation or consideration.

7.   EFFECT OF CHANGE IN CONTROL

     7.1 Definitions.

     "Change in Control". For purposes of this Agreement, a "Change in Control" will be deemed to have occurred upon the first fulfillment of the conditions set forth in any one of the following three paragraphs:

               (a) Any "person" (as that term is defined in Section 3(a)(9) and 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), other than a trustee or other fiduciary holding securities  under  an  employee  benefit  plan of  Corporation,  is or
          becomes  a  beneficial   owner  (within  the  meaning  of  Rule  13d-3
          promulgated under the Exchange Act), directly or indirectly, of securities of Corporation representing 25% or more of the combined voting power of Corporation's then outstanding securities;

               (b) A majority of the directors elected at any annual or special meeting of shareholders are not individuals nominated by Corporation's then incumbent Board; or

               (c) The shareholders of Corporation approve a merger or consolidation of Corporation with any other corporation, other than a merger or consolidation which would result in the voting securities of Corporation outstanding immediately prior to such transaction continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 75% of the combined voting power of the voting securities of Corporation or of such surviving entity outstanding immediately after such merger or consolidation, or the shareholders of Corporation approve a plan of complete liquidation of Corporation or an agreement for the sale or disposition by Corporation of all or substantially all of its assets.

     "Other Payment" means any payment or benefit payable to Executive in connection with a Change in Control of Corporation pursuant to any plan, arrangement, or agreement (other than this Agreement) with Corporation, a person whose actions result in such Change in Control, or any person affiliated with Corporation or such person.

     "Total Payments" means all payments or benefits payable to Executive in connection with a Change in Control, including Change in Control Payments pursuant to this Agreement and any Other Payments pursuant to any other plan, agreement, or arrangement with Corporation, a person whose actions result in the Change in Control, or any person affiliated with Corporation or such person.

     7.2 Compensation Upon Termination Following a Change in Control.


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EMPLOYMENT AGREEMENT

          7.2.1 Change in Control Payments. In the event of Corporation's termination of Executive without Cause, or Executive's termination of employment with Corporation for Good Reason, following a Change in Control and at any time during the Term of this Agreement (as extended pursuant to Section 1.2), Executive will be entitled to the benefits described in
     Section 6.1 plus the following payments (the "Change in Control Payments"):

               (a) A lump sum severance payment equal to two times Executive's annual base salary as in effect immediately before the Change in Control; and

               (b) Continuation for a period of two years following such termination of Executive's participation in all Benefit Plans in which Executive was entitled to participate immediately before the Change in Control, provided that such continued participation is possible under the general terms and provisions of such Benefit Plans. In the event Executive's continued participation in any Benefit Plan is barred by the provisions of the Benefit Plan, Corporation will, at Corporation's cost, arrange to provide Executive with benefits substantially similar to those which Executive was entitled to receive under the Benefit Plan.

          7.2.2 Reduction. In the event that any portion of the Total Payments payable to Executive in connection with a Change in Control of Corporation would constitute an "excess parachute payment" within the meaning of IRC ss. 280G(b) that is subject to the excise tax imposed on so-called excess parachute payments pursuant to IRC ss.4999 (an "Excise Tax"), the Change in Control Payments otherwise payable under this Section 7.2.1 will be reduced to avoid such Excise Tax if, and to the extent that, such reduction will result in a larger after-tax benefit to Executive, taking into account all applicable federal, state, and local income and excise taxes.

          7.2.3 Application. For purposes of this Section 7.2:


               (a) No portion of the Total Payments, the receipts or enjoyment of which Executive has effectively waived in writing prior to the date of payment of any Change in Control Payments, will be taken into account;

               (b) No portion of the Total Payments will be taken into account which, in the opinion of tax counsel selected by Corporation and reasonably acceptable to Executive ("Tax Counsel"), does not constitute a "parachute payment" within the meaning of IRC ss. 280G;

               (c) If Executive and Corporation disagree whether any payment of Change in Control Payments will result in an Excise Tax or whether a reduction in any Change in Control Payments will result in a larger after-tax benefit to Executive, the matter will be conclusively resolved by an opinion of Tax Counsel;

               (d) Executive agrees to provide Tax Counsel with all financial information necessary to determine the after-tax consequences of payments of Change in Control Payments for purposes of determining whether, or to what

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EMPLOYMENT AGREEMENT
          extent,  Change in  Control  Payments  are to be reduced  pursuant  to
          Section 7.2.2; and

               (e) The value of any noncash benefit or any deferred payment or benefit included in the Total Payments, and whether or not all or a portion of any payment or benefit is a "parachute payment" for purposes of this Section 7.2, will be determined by Corporation's independent accountants in accordance with the principles of IRC ss. 280(G)(d)(3) and (4).

          7.2.4 Effect on Other Agreements. In the event that any other agreement, plan, or arrangement providing for Other Payments (an "Other Agreement") has a provision that requires a reduction in the Other Payment governed by such Other Agreement to avoid or eliminate an "excess parachute payment" for purposes of IRC ss. 280G, the reduction in Change in Control Payments pursuant to Section 7.2.2 will be given effect before any reduction in the Other Payment pursuant to the Other Agreement. To the extent possible, Corporation and Executive agree that reductions in benefits under any plan, program, or arrangement of Corporation will be reduced (only to the extent described in Section 7.2.2) in the following order of priority:

               (a) Change in Control Payments under this Agreement;

               (b)  Benefit  Plan  benefit  continuation   pursuant  to  Section
          7.2.1(b); and

               (c) The acceleration in the exercisability of any stock option or other stock related award granted by Corporation.

8.   REMEDIES

     The respective rights and duties of Corporation and Executive under this Agreement are in addition to, and not in lieu of, those rights and duties afforded to and imposed upon them by law or at equity. Executive acknowledges that any breach or threatened breach of Sections 3 or 4 of this Agreement will cause irreparable harm to Corporation and that any remedy at law would be inadequate to protect the legitimate interests of Corporation. Executive agrees that Corporation will be entitled to specific performance, or to any other form of injunctive relief to enforce its rights under Sections 3 or 4 of this Agreement without the necessity of showing actual damage or irreparable harm or the posting of any bond or other security. Such remedies will be in addition to any other remedy available to Corporation at law or in equity.

9.   SEVERABILITY OF PROVISIONS

     The provisions of this Agreement are severable, and if any provision of this Agreement is held invalid, unenforceable, or unreasonable, it will be enforced to the maximum extent permissible, and the remaining provisions of the Agreement will continue in full force and effect.

10.  NONWAIVER

     Failure of Corporation at any time to require performance of any provision of this Agreement will not limit the right of Corporation to enforce the provision. No provision of this

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EMPLOYMENT AGREEMENT

Agreement or breach of this Agreement may be waived by either party except in writing signed by that party. A waiver of any breach of a provision of this Agreement will be construed narrowly and will not be deemed to be a waiver of any succeeding breach of that provision or a waiver of that provision itself or of any other provision.

11.  NOTICES

     All notices required or permitted under this Agreement must be in writing and will be deemed to have been given if delivered by hand, or mailed by first-class, certified mail, return receipt requested, postage prepaid, to the respective parties as follows (or to such other address as any party may indicate by a notice delivered to the other parties hereto): (i) if to Executive, to his residence as listed in Corporation's records, and (ii) if to Corporation, to the address of the principal office of Corporation, at:

         One Airport Center
         7700 N.E. Ambassador Place
         Portland, Oregon  97220

With a copy to:






12.  ATTORNEY FEES

     In the event of any suit or action or arbitration proceeding to enforce or interpret any provision of this Agreement (or which is based on this Agreement), the prevailing party will be entitled to recover, in addition to other costs, the reasonable attorney fees incurred by the prevailing party in connection with such suit, action, or arbitration, and in any appeal. The determination of who is the prevailing party and the amount of reasonable attorney fees to be paid to the prevailing party will be decided by the arbitrator or arbitrators (with respect to attorney fees incurred prior to and during the arbitration proceedings) and by the court or courts, including any appellate courts, in which the matter is tried, heard, or decided, including the court which hears any exceptions made to an arbitration award submitted to it for confirmation as a judgment (with respect to attorney fees incurred in such confirmation proceedings).

13.  GOVERNING LAW

     This Agreement will be construed in accordance with the laws of the state of Oregon, without regard to any conflicts of laws rules. Any suit or action arising out of or in connection with this Agreement, or any breach of this Agreement, must be brought and maintained in the Multnomah County Circuit Court of the State of Oregon. The parties irrevocably submit to the jurisdiction of such court for the purpose of such suit or action and expressly and irrevocably waive, to the fullest extent permitted by law, any claim that any such suit or action has been brought in an inconvenient forum.

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EMPLOYMENT AGREEMENT

14.  GENERAL TERMS AND CONDITIONS

     This Agreement constitutes the entire understanding of the parties relating to the employment of Executive by Corporation, and supersedes and replaces all written and oral agreements heretofore made or existing by and between the parties  relating  to  such  employment  except  that  the  Confidentiality  and
Noncompetition Agreement dated October 7, 1988, between Corporation and Executive will remain in full force and effect. Executive acknowledges that he has read and understood all of the provisions of this Agreement, that the restrictions contained in Sections 4 and 5.7 of this Agreement are reasonable and necessary for the protection of Corporation's business and that Executive entered into this contract in connection with a bona fide advancement of Executive with Corporation in that Executive was granted a long-term employment contract. This Agreement will inure to the benefit of any successors or assigns of Corporation. All captions used in this Agreement are intended solely for convenience of reference and will in no way limit any of the provisions of this Agreement.

     The parties have executed this Employment Agreement as of the date stated above.


                                   RENTRAK CORPORATION

/s/ Allan McLennan                      /s/ Paul Rosenbaum
------------------------------     By:------------------------------------------
Allan McLennan                     Title:  Paul Rosenbaum,
                                           Chief Executive Officer


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EMPLOYMENT AGREEMENT